EXHIBIT 32

Parametric Technology Corporation

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Parametric Technology Corporation (the “Company”) certifies that, to his knowledge, the Annual Report on Form 10-K of the Company for the year ended September 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 23, 2003	/s/ C. RICHARD HARRISON
C. Richard Harrison
Chief Executive Officer

Date: December 23, 2003	/s/ CORNELIUS F. MOSES, III
Cornelius F. Moses, III
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Parametric Technology Corporation and will be retained by Parametric Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.